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                                                                      EXHIBIT 99

                            PortaCom Wireless, Inc.
                        10061 Talbert Avenue,  Ste. #200
                           Fountain Valley, CA  92708


FOR IMMEDIATE RELEASE
---------------------
September 4, 1998
                                    Contact:  Thomas Madden
                                    (253) 815-1076
OTCBB:  PCWR                        Email:  Investor2k@aol.com
VSE:  PCW

    PortaCom Announces Distribution of Equity Interest in VDC Corporation,
                         Liquidation; Record Date Set


   On August 27, 1998, PortaCom's Board of Directors declared that a liquidating distribution be made to holders of PortaCom common stock and common stock equivalents as September 10, 1998 (the "Record Date"). The distribution will be in the form of an undetermined number of PortaCom's shares of the common stock of VDC Corporation Ltd. (AMEX: VDC) and is subject to the entry of an acceptable order by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") confirming the liquidating plan of reorganization (the "Plan").

   This is expected to be the first in a series of not less than three distributions to holders of equity interests under the Plan ("Series One", "Series Two", and "Series Three", respectively).

   The Series One distribution will consist of a pro rata interest in 1,325,000 shares of unrestricted common stock of the 5,300,000 shares of VDC common stock held by PortaCom and not reserved by management for either i) distribution in connection with allowed creditor claims, ii) liquidation for the payment of administrative expenses related to PortaCom's bankruptcy (including provisions for professional fees, operating expenses and potential income tax assessments), or iii) return to VDC as an adjustment for escrowed cash used by PortaCom for the payment of allowed creditor claims and, if required, the funding of a reserve for disputed claims (the "Reserved VDC Stock"). The Series One distribution will occur as soon as possible following the confirmation of the Plan.

   The distribution of the remaining VDC shares will be made in no less than two additional tranches, or series, based on the common stock holders as of the
Record Date.   Series Two will comprise twenty-five percent (25%) of the
remaining VDC shares and will be distributed six months after the date the Plan is confirmed. Series Three will comprise the final fifty percent (50%) of the remaining VDC shares and will be distributed twelve months after the date the Plan is confirmed. Once the distribution of non-reserved VDC common stock to allowed claim holders and equity holders is complete, it is expected that any surplus cash and/or Reserved VDC Stock then held by PortaCom will be distributed to the Record Date holders of PortaCom common stock and common stock equivalents immediately prior to, and in connection with, the judicial dissolution of PortaCom.

   The Plan provides that all securities to be distributed pursuant to the Plan are exempt from registration, and any transaction respecting such securities pursuant to the Plan shall be exempt from the
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disclosure statement and other delivery requirements of section 1145 (a)(4) of the Code.

   Any share of PortaCom common stock sold before, but delivered for transfer after or sold and delivered after, the Record Date shall be accompanied by a due-bill for any remaining distributions to be made. A due-bill means an instrument employed for the purpose of evidencing the transfer of title to any security or rights pertaining to any security contracted for or evidencing the obligation of a seller to deliver such to a subsequent purchaser.

   PortaCom has not determined the income tax consequences of the Plan to its shareholders, and has not requested any ruling from the Internal Revenue Service or any other taxing authority with respect to such matters. The income tax consequences of the Plan on a particular shareholder may be influenced by many factors not discussed in this press release, the Plan or the disclosure statement thereto, including the price paid by PortaCom shareholders on their purchases of PortaCom common stock. Each shareholder is urged to consult its own tax advisor as to the consequences of the Plan under federal and applicable state, local and foreign tax laws.

   The common stock of VDC is listed on the American Stock Exchange. Trading volume in the VDC common stock is highly variable and the price of the VDC common stock may be highly volatile. The trading price of the VDC common stock has been and could be subject to significant fluctuations in response to variations in quarterly operating results, general trends in the telecommunications business and other factors. There can be no assurance that an active trading market will be sustained in the future.

   A hearing on the confirmation of the Plan has been scheduled for September 17, 1998. September 10, 1998 was fixed as the last day for filing written acceptances or rejections of the Plan. There can be no assurance at this time that the Plan will be approved or confirmed by the Bankruptcy Court or that such Plan will be consummated.

   Should the Plan be confirmed by the Bankruptcy Court, PortaCom intends to sell a portion of the Reserved VDC Stock in order to fund the operations of the Company from the date the Plan is confirmed until the judicial dissolution of the Company. Although management will endeavor to set aside sufficient reserves, there can be no assurance that the proceeds from any sales of Reserved VDC Stock will ultimately generate funds sufficient for PortaCom to fully implement the Plan.

   Based on information provided by VDC, VDC is a development stage company that intends to pursue opportunities to establish wireless, wired and cellular telephony systems, operate international telephony gateways and become an internet service provider in certain areas of Europe and Asia, as well as Egypt and the United States.

   VDC also manages and/or acts as agent for existing communications tower and building top sites and markets the sites to communications companies, such as wireless telephony, paging and cable television service providers, who require the use of such sites for their communications transmitter and receiver infrastructure.

   Copies of the Plan and the Amended Disclosure Statement with Respect to Debtor's Amended Plan of Reorganization, As Modified have been distributed to all claimants and stockholders of record. If you did not receive copies, you may request them from the Clerk of the Bankruptcy Court.

   Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements made by the company involve known and unknown risks, uncertainties and other factors which may cause the actual results,
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performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, Bankruptcy Court actions or proceedings related to the bankruptcy, risks associated with international operations, dependence on licenses, governmental regulations, technological changes, intense competition, dependence on management and the outcome of litigation to which the company is a party. Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements. PortaCom's management disclaims any obligation to forward-looking statements contained herein to reflect any change in PortaCom's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.



                            ON BEHALF OF THE BOARD OF DIRECTORS



                            /s/ Michael A.Richard
                            ---------------------------------------------------
                             Michael A. Richard
                             Chief Executive Officer



   The Vancouver Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the release.